Exhibit 99.1


                                                Media Contact: David T. Lanzillo
                                                                    607-377-8259
                                                     lanzillodt@worldkitchen.com


                  World Kitchen, Inc. Schedules Conference Call
                        to Discuss Second Quarter Results


     ELMIRA, N.Y., August 13, 2001 -- WKI Holding Company, Inc., which operates as World Kitchen, Inc., has scheduled a conference call for Tuesday, August 14th at 9:00am EST to discuss second quarter results.

     To access the conference call, please dial 1-800-857-4255. When prompted, use the passcode, "WORLD KITCHEN" and the call leader's name: Mr. Joe McGarr. Participants will be asked for their name and organization affiliation. If you encounter any difficulty with the dial-in, please call 1-800-475-5000.

     There will be a recording of the call available until August 28th. The dial-in number for replays will be 1-800-314-8301.

     World Kitchen's principal products are glass, glass ceramic and metal cookware, bakeware, kitchenware, tabletop products and cutlery sold under well-known brands including CorningWare, Pyrex, Corelle, Visions, Revere, EKCO, Baker's Secret, Chicago Cutlery, OXO and Grilla Gear.

     The Company currently employs approximately 4,500 people and has major manufacturing and distribution operations in the United States, Canada, United Kingdom, South America and Asia-Pacific regions. Additional information can be found at: www.worldkitchen.com.

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